Exhibit 99.1

Dogwood Therapeutics Announces First Quarter 2026 Financial Results

- Halneuron® Phase 2b trial in Chemotherapy Induced Neuropathy on track for top-line results in fall 2026 -

- FDA acceptance of SP16 Investigational New Drug Application for the treatment of Chemotherapy Induced Pain and Neuropathy –

- Announces Worldwide Development and Commercialization Partnership for Legacy Antiviral Assets with potential value up to $100M to Dogwood and its current and former shareholders -

ALPHARETTA, Ga., May 14, 2026 -- Dogwood Therapeutics, Inc. (Nasdaq: DWTX) (“Dogwood” or the “Company”), a company that focuses on developing first-in-class, new non-opioid medicines to treat pain and neuropathy, today announced financial results for the first quarter ended March 31, 2026.

“Dogwood is off to a strong operational start to 2026 driven by significant pipeline progress for both Halneuron®, with Phase 2b data anticipated this fall, and SP16, which received FDA clearance to progress into Phase 1b development this quarter,” said Greg Duncan, Chief Executive Officer of Dogwood Therapeutics.  “Furthermore, we executed a global development license for our legacy combination antiviral assets.”

Key Highlights

•	The Company currently has enrolled 164 patients in its Halneuron® Phase 2b Chemotherapy Induced Neuropathic Pain (“CINP”) study, with top-line results expected fall of 2026.
•	SP16 granted IND approval from the FDA. Study to begin enrolling in mid-2026 for the treatment of chemotherapy-induced pain and peripheral neuropathy (“CIPPN”). It is fully funded by the National Cancer Institute and will be conducted at the University of Virginia.
•	In January 2026, the Company completed a financing of up to $26.9 million to progress Halneuron® through Phase 2b development, of which gross proceeds of $12.5 million have been received.
•	Cash on hand of $13.2 million provides operational runway into the fourth quarter of 2026.

Dogwood Therapeutics Proprietary Pipeline Includes:

●	Halneuron® is in Phase 2b clinical development as a non-opioid, NaV 1.7 inhibitor to treat pain conditions including the neuropathic pain associated with chemotherapy treatment. Halneuron® has been granted fast track designation from the Food and Drug Administration (“FDA”) for the treatment of CINP. Top line results from the ongoing Phase 2b trial are expected in the fall of 2026.
●	SP16 IV is a low-density lipoprotein receptor related protein-1 agonist (LRP1) with potential to treat neuropathy and prevent or repair nerve damage following chemotherapy. SP16 acts as an

LRP1 agonist that in turn provides alpha-1-antitrypsin-like activity. Consistent with alpha-1-antitrypsin anti-inflammatory and immunomodulatory actions, SP16 preclinically demonstrated anti-inflammatory (analgesic) action via potential reductions in IL-6, IL-8, IL1B and TNF-alpha levels, as well as potential to repair damaged tissue via increases in pAKT and pERK that regulate fundamental processes like growth, proliferation and survival. The forthcoming Phase 1b CIPPN trial is fully funded by the National Cancer Institute.

First Quarter 2026 Financial Results

Research and development expenses for the first quarter of 2026 were $2.7 million, compared to $2.4 million for the first quarter of 2025. The $0.3 million increase quarter over quarter was primarily related to an increase in drug development costs for Halneuron® of $0.1 million and salaries and related personnel costs of $0.2 million.

General and administrative expenses for the first quarter of 2026 were $2.4 million, compared to $2.0 million for the first quarter of 2025.  The $0.4 million increase quarter over quarter was primarily due to an increase in salaries and related personnel costs of $0.5 million offset by a decrease in franchise fees of $0.1 million.

Net loss attributable to common stockholders for the first quarter of 2026 was $5.0 million or $0.15 basic and diluted net loss per share, compared to a net loss attributable to common stockholders of $12.2 million, or $8.45 basic and diluted net loss per share, for the first quarter of 2025.

About Dogwood Therapeutics

Dogwood Therapeutics (Nasdaq: DWTX) is a development-stage biopharmaceutical company focused on developing first-in-class, non-opioid medicines to treat pain and neuropathic disorders. The Dogwood research pipeline includes two first-in-class development candidates, Halneuron® and SP16 IV.

Our lead product candidate, Halneuron®, is in Phase 2b development to treat pain conditions including the neuropathic pain associated with chemotherapy treatment. Halneuron® has been granted fast track designation from the FDA for the treatment of CINP. Halneuron® is a non-opioid, NaV 1.7 analgesic which is a highly specific voltage-gated sodium channel modulator, a mechanism known to be effective for reducing pain transmission. In clinical studies, Halneuron® treatment has demonstrated pain reduction in pain related to general cancer and in pain related to chronic CINP.  SP16 IV is a low-density lipoprotein receptor related protein-1 agonist (LRP1) with potential to treat neuropathy and prevent or repair nerve damage following chemotherapy. SP16 acts as an LRP1 agonist that in turn provides alpha-1-antitrypsin-like activity. Consistent with alpha-1-antitrypsin anti-inflammatory and immunomodulatory actions, SP16 preclinically demonstrated anti-inflammatory (analgesic) action via potential reductions in IL-6, IL-8, IL1B and TNF-alpha levels, as well as potential to repair damaged tissue via increases in pAKT and pERK that regulate fundamental processes like growth, proliferation and survival. The forthcoming SP16 IV Phase 1b CIPPN trial is fully funded by the National Cancer Institute.

Dogwood Therapeutics’ largest shareholder is a member of CK Life Sciences Int’l., (Holdings) Inc., which is listed on the Hong Kong Stock Exchange (Stock code: 0775).

For more information, please visit www.dwtx.com.

Development and Commercialization Partnership Payments

To the extent that any payment to Dogwood resulting from the development and commercialization partnership constitutes either an “Upfront Payment” or a “Milestone Payment” under the terms and conditions applicable to the contingent value rights (“CVRs”) issued by Dogwood on October 17, 2024, Dogwood will cause any required amounts to be delivered to the rights agent for further payment to holders of the CVRs.

Forward-Looking Statements:

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Dogwood’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the completion, timing and results of current and future clinical studies relating to Dogwood’s product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the most recently filed Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Dogwood undertakes no duty to update such information except as required under applicable law.

Investor Relations:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

- Financial Tables Follow-

DOGWOOD THERAPEUTICS, INC.

Selected Financial Data

(unaudited)

Condensed Consolidated Statements of Operations Data	Three Months Ended March 31,
	2026	2025
Revenue	$—	$—
Operating expenses:
Research and development	2,669,779	2,436,998
General and administrative	2,406,587	1,992,928
Total operating expenses	5,076,366	4,429,926
Loss from operations	(5,076,366)	(4,429,926)
Other income (expense):
Sublease income	19,455	—
Loss on debt conversion with related party	—	(6,134,120)
Interest income (expense), net	77,350	(147,090)
Exchange loss, net	(5,860)	(23,274)
Total other income (expense), net	90,945	(6,304,484)
Loss before income taxes	(4,985,421)	(10,734,410)
Deferred income tax expense	(1,193)	(190,542)
Net Loss	(4,986,614)	(10,924,952)
Accrual of paid-in-kind dividends on Series A non-voting convertible preferred stock	—	(1,256,662)
Net loss attributable to common stockholders	$(4,986,614)	$(12,181,614)
Net loss per share of common stock — basic and diluted	$(0.15)	$(8.45)
Weighted average shares outstanding — basic and diluted	33,544,748	1,441,535

Condensed Consolidated Balance Sheet Data	March 31,	December 31,
	2026	2025

Cash and cash equivalents	$13,227,839	$6,524,744
Total assets	95,207,871	90,171,237
Total liabilities	14,584,519	15,274,370
Total stockholders’ equity	80,623,352	74,896,867

Source: Dogwood Therapeutics, Inc.